As  filed  with the Securities and Exchange  Commission  on
September 9, 2005.
                                        Registration No.
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            U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                            FORM S-8
                    REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                         MICRONETICS, INC.
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       (Exact name of registrant as specified in its charter)


        Delaware                                22-2063614
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(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)          Identification No.)


26 Hampshire Drive, Hudson, New Hampshire               03051
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(Address of principal executive offices)              (Zip Code)


                    2003 Stock Incentive Plan
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                    (Full title of the Plan)

                     Jenifer Weinberg, Esq.
                   Kalin Levine Weinberg LLC
          494 Eighth Avenue, Suite 800, New York, NY 10001
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             (Name and address of agent for service)


                        (212) 239-8900
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  (Telephone number, including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE
=====================================================================
                                Proposed   Proposed
Title of                        maximum    maximum
securities       Amount         offering   aggregate   Amount of
to be            to be          price per  offering    registration
registered       registered(1)  share(2)   price(2)    fee
----------------------------------------------------------------------

Common Stock,
par value $.01   900,000         $7.89    $ 7,101,930   $ 835.79
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  (1)  The  number  of shares stated is the aggregate  number  of shares of Common Stock to be issued upon exercise of options granted or to be granted under the 2003 Stock Incentive Plan (the "Plan").

  (2) The following stock options have been granted under the Micronetics, Inc. 2003 Stock Incentive Plan:

       (i) options to purchase an aggregate of 88,500 shares at $7.12 per share;

       (ii) options to purchase an aggregate of 10,000 shares at $6.90 per share;

       (iii) options to purchase an aggregate of 2,000 shares at $8.26 per share;

       (iv) options to purchase an aggregate of 21,000 shares at $7.19 per share;

       (v) options to purchase an aggregate of 19,000 shares at $6.60 per share;

       (vi) options to purchase an aggregate of 200,000 shares at $6.95 per share;

       (vii) options to purchase an aggregate of 134,600 shares at $8.11 per share;

       (viii) options to purchase an aggregate of 250,000 shares at $8.00 per share; and

       (ix) options to purchase an aggregate of 9,400 shares at $8.78 per share.

      With respect to the remaining 165,500 shares registered hereby, the proposed maximum offering price is estimated solely for the purpose of calculating the registration fee only. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, the proposed maximum offering price is based upon the average of the bid and asked price of the Common Stock as reported by NASDAQ on September 6, 2005.




                            PART I(1)


     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          Item 1.   Plan Information.

          Item 2.   Registrant Information and Employee
                    Plan Annual Information.

____________________

      (1)   Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8. The registrant shall provide to any participant, who so requests, without charge any document incorporated by reference in Item 3 below. These documents are also incorporated by reference in the Section 10(a) prospectus. Participants may contact the Company to request any such documents.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3.   Incorporation of Documents by Reference.

           1. The following document, which has been filed by the registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

           (a) The registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005.

           (b) The registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2005.

           (c) The registrant's Current Report on Form 8-K/A dated June 10, 2005.

           2. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

          Item 4.   Description of Securities.

          Not applicable.

          Item 5.   Interests of Named Experts and Counsel.

          None.

          Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

           Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of Section 174 of the Delaware General Corporation Law; or (iv) transactions from which directors derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.
           Article Seventh of the registrant's Certificate of Incorporation provides that no director of the registrant shall be personally liable to the registrant or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the registrant or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit No.         Description

5.1          Opinion of Kalin Levine Weinberg LLC

23.1         Consent of Grant Thornton LLP

23.2         Consent of Rosenberg Rich Baker Berman & Company

23.3         Consent of Kalin Levine Weinberg LLC (included in
               Exhibit 5.1)

Item 9.   Undertakings.

               (a)  The undersigned registrant hereby undertakes:

             (1)   To file, during any period in which offers  or
sales  are  being  made,  a  post-effective  amendment  to   this
Registration Statement:

             To include any material information with respect  to
the   plan  of  distribution  not  previously  disclosed  in  the
Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing procedures, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 8, 2005.


                                 MICRONETICS, INC.


                              By:/s/David Robbins
                                 ------------------------
                                 David Robbins, President


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                Title                    Date


/s/David Robbins         President and Director September 8, 2005
-----------------        (Principal Executive
David Robbins             Officer)


/s/David Siegel          Director               September 8, 2005
---------------
David Siegel


/s/Emanuel Kramer        Director               September 8, 2005
-----------------
Emanuel Kramer


/s/Gerald Hattori        Director               September 8, 2005
-----------------
Gerald Hattori


/s/Diane Bourque        Chief Financial Officer September 8, 2005
----------------        (Principal Financial
Diane Bourque            Officer)



                         EXHIBIT INDEX



Exhibit No.              Document



  5.1          Opinion of Kalin Levine Weinberg LLC

 23.1          Consent of Grant Thornton LLP

 23.2          Consent of Rosenberg Rich Baker Berman & Company

 23.3          Consent of Kalin Levine Weinberg
                    LLC (included in Exhibit 5.1)